Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prologis 401(k) Savings Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178955) of Prologis, Inc. of our report dated June 5, 2020, relating to the financial statements and supplemental schedule of the Prologis 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ ACM LLP

Denver, CO

June 5, 2020